                                                                     EXHIBIT 2.1


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                           ASSET PURCHASE AGREEMENT

                                 By and among:

                              M/A-Com Tech, Inc.,

                             a Nevada corporation,

                        Tyco Electronics Logistics AG,
               a company organized under the laws of Switzerland

                                      and

                             Endwave Corporation,
                            a Delaware corporation

                        ______________________________

                          Dated as of April 24, 2001

                        ______________________________


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

                               Table Of Contents

                                                                                            Page
Closing; Sale of Assets; Assumed Liabilities; Excluded Assets; and Related
     Transactions.........................................................................    1
     1.1   Closing........................................................................    1
     1.2   Sale and Transfer of Acquired Assets...........................................    1
     1.3   Purchase Price.................................................................    1
     1.4   Assumed Liabilities............................................................    2
     1.5   Actions to Occur at Closing....................................................    2
     1.6   Excluded Assets................................................................    3
     1.7   Seller Responsibility for non-hired Employees..................................    3
     1.8   Sales Taxes....................................................................    4
     1.9   Allocation.....................................................................    4
2.   Representations and Warranties of the Seller.........................................    4
     2.1   Incorporation; Authorization; Etc..............................................    4
     2.2   Financial Statements...........................................................    5
     2.3   Absence of Changes.............................................................    5
     2.4   Title to Assets................................................................    6
     2.5   Intellectual Property Assets...................................................    6
     2.6   Receivables....................................................................    7
     2.7   Inventory......................................................................    7
     2.8   Equipment, Etc.................................................................    7
     2.9   Customers......................................................................    7
     2.10  Contracts......................................................................    8
     2.11  Liabilities....................................................................    8
     2.12  Compliance With Legal Requirements.............................................    8
     2.13  Governmental Authorizations....................................................    8
     2.14  Tax Matters....................................................................    9
     2.15  Employment And Labor Matters...................................................    9
     2.16  Benefit Plans; ERISA...........................................................   10
     2.17  Sale of Products; Performance of Services......................................   10
     2.18  Insurance......................................................................   11

                                      i.

                               Table Of Contents
                                  (continued)

                                                                                                          Page
     2.19 Related Party Transactions...................................................................    11
     2.20 Proceedings; Orders..........................................................................    11
     2.21 Authority; Binding Nature of Agreements......................................................    11
     2.22 Non-Contravention; Consents..................................................................    11
     2.23 Brokers......................................................................................    12
     2.24 Investment Representations...................................................................    12
3.   Representations and Warranties of the Purchaser...................................................    13
     3.1  Organization and Standing....................................................................    13
     3.2  Authority; Binding Nature of Agreements......................................................    13
     3.3  Brokers......................................................................................    13
     3.4  Reports of Purchaser filed with SEC..........................................................    13
     3.5  Purchaser Common Stock.......................................................................    13
     3.6  Compliance...................................................................................    14
     3.7  Litigation...................................................................................    14
     3.8  Approvals, Etc...............................................................................    14
4.   Indemnification, Etc..............................................................................    14
     4.1  Survival of Representations and Covenants....................................................    14
     4.2  Indemnification by the Seller................................................................    15
     4.3  Indemnification by the Purchaser.............................................................    16
     4.4  Exclusivity of Indemnification Remedies......................................................    17
     4.5  Defense of Third Party Claims................................................................    17
5.   Certain Covenants of the Seller, the IP Seller and the Purchaser..................................    17
     5.1  Further Actions..............................................................................    17
     5.2  Restriction on Competition...................................................................    18
     5.3  Publicity....................................................................................    19
6.   Miscellaneous Provisions..........................................................................    19
     6.1  Governing Law; Venue; Consent to Jurisdiction................................................    19
     6.2  Entire Agreement.............................................................................    19
     6.3  Expenses.....................................................................................    19
     6.4  Further Assurances...........................................................................    19

                                      ii.

                               Table Of Contents
                                  (continued)

                                                                                                          Page
     6.5   Notices.....................................................................................    19
     6.6   Headings....................................................................................    20
     6.7   Counterparts................................................................................    20
     6.8   Successors and Assigns; Parties In Interest.................................................    20
     6.9   Remedies Cumulative; Specific Performance...................................................    21
     6.10  Waiver......................................................................................    21
     6.11  Amendments..................................................................................    22
     6.12  Severability................................................................................    22
     6.13  Entire Agreement............................................................................    22
     6.14  Construction................................................................................    22
     6.15  No Third Party Rights.......................................................................    22
     6.16  Waiver of Jury Trial........................................................................    22

Exhibits

Exhibit A - Definitions
Exhibit B - Form of Bill of Sale and Assignment and Assumption Agreement Exhibit C - Form of Registration Rights Agreement

                                     iii.

                           ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement ("Agreement") is entered into as of April 24, 2001, by and among M/A-Com Tech, Inc., a Nevada corporation (the "Seller"), Tyco Electronics Logistics, AG, a company organized under the laws of Switzerland (the "IP Seller") and Endwave Corporation, a Delaware corporation (the "Purchaser"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                   Recitals

     A. The Seller owns all of the assets (other than the Intellectual Property Assets owned by the IP Seller) used exclusively in its broadband wireless access business (the "Business") and the IP Seller owns all of the Intellectual Property Assets used exclusively in the Business.

     B. The Seller and the IP Seller collectively wish to sell to the Purchaser, and the Purchaser wishes to acquire from the Seller and the IP Seller, certain assets of the Business (but specifically excluding the outdoor unit component of the Business as the same relates to products sold to Ensemble Communications Inc.) on the terms and subject to the conditions set forth in this Agreement.

                                   Agreement

     The parties to this Agreement, intending to be legally bound, agree as follows:

 1. Closing; Sale of Assets; Assumed Liabilities; Excluded Assets; and Related Transactions.

     1.1 Closing. The closing of the sale of the Acquired Assets to the Purchaser and all related transactions described herein (the "Closing") shall take place at the San Francisco office of Cooley Godward LLP immediately following the execution of this Agreement and the other Transactional Agreements. For purposes of this Agreement, "Closing Date" shall mean the date first set forth above.

     1.2 Sale and Transfer of Acquired Assets. On the Closing Date, the Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser good and valid title to the Acquired Assets (other than the Intellectual Property Assets), free and clear of any and all Encumbrances, and the IP Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser good and valid title to the Intellectual Property Assets, free and clear of any and all Encumbrances, each on the terms and subject to the conditions set forth in this Agreement.

     1.3 Purchase Price. On the Closing Date, as consideration for the sale and transfer of the Acquired Assets to the Purchaser:

                                       1.

          (a) the Purchaser shall pay to the IP Seller, in cash, a total of $1,600,000 as consideration for the Intellectual Property Assets; and

          (b) as consideration for the Acquired Assets other than the Intellectual Property Assets, the Purchaser shall (i) pay to the Seller, in cash, a total of $2,400,000 and (ii) instruct its transfer agent to issue a stock certificate in the name of Seller representing 916,423 shares of the common stock of the Purchaser. The number of shares to be issued pursuant to this Section 1.3(b) shall be determined by dividing $2,000,000 by the Average Share Price.

     1.4 Assumed Liabilities. Except as otherwise provided for herein, Purchaser, in addition to the consideration to be paid pursuant to Section 1.3 hereof, shall assume at the Closing and shall subsequently pay, honor and discharge when due and payable in accordance with and subject to the terms and conditions of the relevant governing agreements, commitments and instruments, the following liabilities (collectively, the "Assumed Liabilities"):

          (a) all liabilities and obligations of the Business as of the Closing Date set forth in Part 1.4(a) of the Disclosure Schedule pertaining to sales orders, unfilled purchase orders, equipment leases, accounts payable and Acquired Contracts; and

          (b) all liabilities and obligations arising out of or resulting from the conduct of the Business subsequent to the Closing Date.

     1.5 Actions to Occur at Closing. At the Closing, and on the terms and subject to the conditions of this Agreement, the parties shall cause each of the following to occur:

          (a) Payment of Cash Component of Purchase Price. The Purchaser shall pay to the Seller the cash portion of the purchase price as set forth in Section 1.3(a).

          (b) Payment of Stock Component of Purchase Price. The Purchaser shall arrange for the Seller to receive a stock certificate or certificates representing that number of shares of Purchaser's common stock set forth in
Section 1.3(b).

          (c) Bill of Sale and Assignment and Assumption Agreement. Each of the Seller and the IP Seller and the Purchaser shall execute and deliver the Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Exhibit B.

          (d) Employment Offers. Each of the employees listed in Part 1.5(d) of the Disclosure Schedule shall have received an offer of employment from the Purchaser; provided that the failure of any such employee to accept such offer shall not affect the obligations of the parties hereunder.

          (e) Integration Technologies License Agreement. The IP Seller and the Purchaser shall enter into a Integration Technologies License Agreement in such form as to which they shall have mutually agreed and shall execute at the Closing.

                                       2.

          (f) YIG Technology License Agreement. The Seller and the Purchaser shall enter into the YIG Technology License Agreement in such form as to which they shall have mutually agreed and shall execute at the Closing.

          (g) Manufacturing Services and Product Supply Agreement. The Seller and the Purchaser shall enter into a Manufacturing Services and Product Supply Agreement in such form as to which they shall have mutually agreed and shall execute at the Closing.

          (h) Registration Rights Agreement. The Seller and the Purchaser will enter into the Registration Rights Agreement in the form attached hereto as Exhibit C.

          (i) Financial Statements. The Seller shall deliver to Purchaser the Financial Statements, to the extent not previously delivered (as defined in Section 2.2 hereof).

          (j) Third Party Consents. The Seller shall have obtained any and all third-party consents required or desirable for the transfer, assumption and assignment to the Purchaser of the Acquired Assets.

          (k) Execution of Ancillary Agreements. Each of the Seller and the IP arrange for the Seller to receive a stock certificate or certificates Seller shall execute and deliver to the Purchaser such additional bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, transfer and deliver to the Purchaser good and valid title to all of the Acquired Assets free and clear of any and all Encumbrances, or otherwise facilitate the performance and consummation of the Transactions.

     1.6 Excluded Assets. On the Closing Date, the Purchaser shall acquire from the Seller and the IP Seller solely the Acquired Assets and Intellectual Property Assets, which shall exclude (without limitation) the following assets relating to the Business:

          (a) all casualty, liability and individual life insurance policies owned or obtained by the Seller on behalf of the Business;

          (b)  the corporate minute books and stock registers of the Seller;

          (c) the income tax records covering transactions of the Seller occurring prior to the Closing Date;

          (d) all intellectual property and know-how relating to all integration and metal injection molding technologies of the IP Seller.

     1.7 Seller Responsibility for non-hired Employees. As to each employee of the Seller who is not offered employment by the Purchaser on or prior to the Closing Date, such employees shall, notwithstanding any presumption to the contrary provided within the WARN Act Section 2(b)(1), be deemed at all times to be employees of the Seller for purposes of the WARN Act. Seller shall comply with all WARN Act notice requirements relating to any

                                       3.

employment loss (as defined in the WARN Act) suffered by any individual employed as of the Closing Date by Seller.

     1.8 Sales Taxes. The Purchaser shall bear and pay, or reimburse the Seller or IP Seller, as applicable for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes ("Sales Taxes") that may become payable in connection with the sale of the Acquired Assets and the Intellectual Property Assets to the Purchaser by the Seller and the IP Seller, except to the extent applicable law, rule or regulation prohibit such payment of or reimbursement for such Sales Taxes.

     1.9 Allocation. On or promptly following the Closing Date, and in any event within thirty (30) days of the Closing Date, the Purchaser shall deliver to the Seller and the IP Seller a statement setting forth the Purchaser's good faith determination of the manner in which the consideration referred to in Sections 1.3(a) and 1.3(b) is to be allocated among the Acquired Assets other than the Intellectual Property Assets. Provided that the parties agree upon such allocation of the amount paid pursuant to Section 1.3(b), then the allocation prescribed by such statement shall be conclusive and binding upon the parties for all purposes, and neither party shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

2.   Representations and Warranties of the Seller.

     Each of the Seller and the IP Seller hereby severally represent and warrant, to and for the benefit of the Purchaser as follows:

     2.1  Incorporation; Authorization; Etc.

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and the IP Seller is a company duly organized, validly existing and in good standing under the laws of Switzerland; each of the Seller and the IP Seller is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased on behalf of them or the respective conduct of the Seller or the IP Seller requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or the IP Seller.

          (b) Each of the Seller and the IP Seller has all requisite corporate power and authority to own or use the properties and assets employed by them in the Business, to carry on the Business and to own the Intellectual Property Assets as it is now being conducted and as the same is now owned, to execute and deliver this Agreement and the other agreements and documents required to be delivered by the Seller or the IP Seller, as applicable, in accordance with the provisions hereof (the "Seller and IP Seller Deliverables"), to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Seller and IP Seller Deliverables, as applicable, and the performance of the Seller's and the IP Seller's obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all

                                       4.

necessary corporate proceedings on the part of the Seller and the IP Seller and no other corporate proceedings on the part of the Seller or the IP Seller, their respective Board of Directors (or the equivalent thereof) or stockholders are necessary therefor. This Agreement and the Seller and IP Seller Deliverables have been duly executed and delivered by each of the Seller and the IP Seller, and, assuming the due execution hereof by the Purchaser, this Agreement constitutes and the Seller and IP Seller Deliverables constitute legal, valid and binding obligations of the Seller and IP Seller, enforceable against the Seller and IP Seller in accordance with its and their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          (c) The execution, delivery and performance of this Agreement and the Seller and IP Seller Deliverables and the consummation of the transactions contemplated hereby does not (i) violate any provision of the Seller's or IP Seller's certificate of incorporation or bylaws (or the equivalent thereof),
(ii) violate any provision of, and is not an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon any of the Acquired Assets pursuant to any Contract or Order to which the Seller or the IP Seller is a party or by which it is bound, or (iii) violate or conflict with any other material restriction of any kind or character to which Seller or the IP Seller is subject, that, in the case of clauses (ii) and (iii), could, individually or in the aggregate, result in a Material Adverse Effect on the Seller or the IP Seller.

          (d) At the Closing, the Seller will deliver to Purchaser good, valid and marketable title to the Acquired Assets free and clear of all Encumbrances; and the IP Seller will deliver to Purchaser good, valid and marketable title to the Intellectual Property Assets free and clear of all Encumbrances.

     2.2 Financial Statements. The Seller has delivered to Purchaser the following financial statements (collectively, the "Financial Statements"): the balance sheet for the Business as of March 24, 2001, together with detailed accounts receivable, accounts payable, fixed assets, leased equipment and inventory line items statements therefor as of March 24, 2001. The Financial Statements are accurate and complete in all material respects and present fairly the data of the Business reported thereon as of the date thereof. Such Financial Statements have been prepared in accordance with generally accepted United States accounting principles applied on a consistent basis throughout the periods covered.

     2.3  Absence of Changes.  Since March 24, 2001:

          (a) Except as set forth in Part 2.3(a) of the Disclosure Schedule, there has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller or the IP Seller as the same may relate to the Acquired Assets and no event has occurred to the Seller's Knowledge that might result in a Material Adverse Effect on the Seller or the IP Seller;

                                       5.

          (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any Acquired Assets (whether or not covered by insurance);

          (c) with the exception of the sale of the Intellectual Property Assets to the IP Seller, the Seller has not sold or otherwise transferred, and has not leased or licensed, any of the Acquired Assets to any other Person except for products sold in the Ordinary Course of Business;

          (d) except as set forth in Part 2.3(d) of the Disclosure Schedule, the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any Acquired Assets, including any account receivable;

          (e) the Seller has not pledged or hypothecated any of the Acquired Assets or otherwise permitted any of the Acquired Assets or to become subject to any Encumbrance;

          (f) the Seller has not, on behalf of or with respect to Acquired Assets, forgiven any debt or otherwise released or waived any material right or claim;
          (g) the Seller has not changed any of its methods of accounting or accounting practices for the Business in any material respect;

          (h) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business on behalf of or with respect to the Business;

          (i) the Seller has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(h)" above.

     2.4 Title to Assets. The Seller owns, and has good valid and marketable title to, all of the Acquired Assets (other than the Intellectual Property Assets) and the IP Seller owns, and has good, valid and marketable title to, all of the Intellectual Property Assets; and all of the Acquired Assets (other than the Intellectual Property Assets) are owned by the Seller free and clear of any Encumbrances and all of the Intellectual Property Assets are owned by the IP Seller free and clear of any Encumbrances. Part 2.4 of the Disclosure Schedule identifies any Acquired Assets that are being leased or licensed to the Seller or the IP Seller. The Acquired Assets, when taken together with all actions to be performed by the Seller and the IP Seller on or following the Closing Date under the Transactional Agreements and all rights to be acquired by the Purchaser under the Transactional Agreements, will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary or appropriate to conduct the Business as the Business has been conducted by Seller and IP Seller prior to and on the Closing Date, except for such residual know-how and other information in a non-tangible form that may be retained by employees and former employees of the Business not included in Part 1.5(d) of the Disclosure Schedule.

     2.5 Intellectual Property Assets. Part 2.5 of the Disclosure Schedule lists all Intellectual Property Assets of the IP Seller being acquired hereunder. Except as set forth on Part 2.5 of the Disclosure Schedule, to the Seller's Knowledge, as of the date hereof, no claims

                                       6.

of infringement of the intellectual property rights of any third parties exist based upon the use by Seller or the IP Seller of the Intellectual Property Assets included in the Acquired Assets that would, individually or in the aggregate, have a Material Adverse Effect on the Seller or the IP Seller, and, to the IP Seller's Knowledge, no other Person is infringing upon or making unlawful use of any Intellectual Property Assets.

     2.6  Receivables.

          (a) Part 2.6(a) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables as of March 24, 2001 included in the Acquired Assets.

          (b) Except as set forth in Part 2.6(b) of the Disclosure Schedule, to the Seller's Knowledge, all existing accounts receivable relating to the Business and included in the Acquired Assets (including those accounts receivable and reflected on any interim balance sheets of the Seller that have not yet been collected and those accounts receivable that have arisen since February 3, 2001 and have not yet been collected): (i) represent valid obligations of customers of the Business arising from bona fide transactions entered into in the Ordinary Course of Business, and (ii) to Seller's Knowledge, are current and collectible in full.

     2.7  Inventory.

          (a) Part 2.7(a) of the Disclosure Schedule provides an accurate and complete breakdown as of March 24, 2001 of all inventory included in the Acquired Assets.

          (b) All of the inventory included in the Acquired Assets is (i) of such quality and quantity as to be usable and saleable in the Ordinary Course of Business, subject to normal and customary allowances in the industry for damaged and outdated items, provided however, that the Seller and the IP Seller make no representation or warranty as to whether such inventory will actually be used or sold, and (ii) is free of any defect or deficiency.

     2.8 Equipment, Etc. Part 2.8 of the Disclosure Schedule accurately identifies all categories of equipment, materials, prototypes, tools, supplies, and other tangible assets included in the Acquired Assets, and individually each material item included therein. Part 2.8 of the Disclosure Schedule also accurately identifies all tangible assets included in the Acquired Assets that are leased to the Seller, if any. To the Seller's Knowledge, each asset identified in Part 2.8 of the Disclosure Schedule is in a state of good condition and repair in all material respects, and is in need of no material maintenance or repairs, except for maintenance in the Ordinary Course of Business.

     2.9 Customers. Part 2.9 of the Disclosure Schedule accurately identifies the revenues attributable to each of the five largest customers of the Business for the year ended December 31, 2000. Except as set forth in Part 2.9 of the Disclosure Schedule, since February 2, 2001, the Seller has not received any notice or otherwise received any other information (a "Customer Notice") indicating that any customer agreement or contract identified or required to be identified in Part 2.9 of the Disclosure Schedule may cease to be enforceable and binding, or

                                       7.

that such party thereto may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person pursuant to such customer agreement or contract below historical levels; and to the Seller's Knowledge, except as set forth in Part 2.9 of the Disclosure Schedule, no such Customer Notice has been received prior to February 2, 2001.

     2.10 Contracts.

          (a) Part 2.10(a) of the Disclosure Schedule identifies each Contract included in the Acquired Assets ("Acquired Contracts"). The Seller has made available to the Purchaser accurate and complete copies of all Acquired Contracts, including all amendments thereto. Each Acquired Contract is valid and in full force and effect.

          (b)  Except as set forth in Part 2.10(b) of the Disclosure Schedule:
(i) the Seller has not violated or Breached any material term of any Acquired Contract, and to Seller's Knowledge no other Person has violated or Breached, or declared or committed any default under, any Acquired Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a material violation or material Breach by the Seller of any of the provisions of any Acquired Contract, (B) to Seller's Knowledge, result in a violation or Breach by any other party of any of the provisions of any Acquired Contract, (C) to the Seller's Knowledge give any Person the right to declare a default or exercise any remedy under any Acquired Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential material violation or material Breach of, or default under, any Acquired Contract; and (iv) the Seller has not waived any right under any Acquired Contract, that would, individually or in the aggregate, result in a Material Adverse Effect on the Seller or the IP Seller.

     2.11 Liabilities. Except as set forth in Part 2.11 of the Disclosure Schedule, there are no accrued, contingent or other Liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles) relating to the Acquired Assets except for: (a) Liabilities incurred by the Seller in connection with the Acquired Assets in the Ordinary Course of Business not yet due and payable and (b) Liabilities of the Seller under the Acquired Contracts not yet due and payable.

     2.12 Compliance With Legal Requirements. The Seller and the IP Seller are, and at all times have been, in material compliance with each Legal Requirement that is applicable to the conduct of the Business or the ownership or use of any of the Acquired Assets; to the Seller's Knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller or the IP Seller of, or a failure on the part of the Seller or the IP Seller to comply with, any Legal Requirement relating to the Acquired Assets or the Business; and neither the Seller nor the IP Seller has received, at any time, any notice from any Governmental Body or any other Person

                                       8.

regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement relating to the Business or the Acquired Assets.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each Governmental Authorization included in the Acquired Assets. The Seller and the IP Seller, as applicable, have made available to the Purchaser accurate and complete copies of all Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.13 of the Disclosure Schedule is valid and in full force and effect.

     2.14 Tax Matters.

          (a) The Seller has filed all Income Tax Returns that it was required to file with respect to the Business and all such Income Tax Returns were correct and complete in all material respects. All Income Taxes owed by the Seller (whether or not shown on any Income Tax Return) have been paid.

          (b) There is no material dispute or claim concerning any Income Tax liability of the Seller with respect to the Business either (i) claimed or raised by any authority in writing or (ii) as to which the Seller otherwise has Knowledge. There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) by the Seller or the IP Seller to pay any Tax.

     2.15 Employment And Labor Matters.

          (a) Part 2.15(a) of the Disclosure Schedule accurately sets forth, with respect to each person set forth in Part 1.5(d) of the Disclosure Schedule:
(i) the full name and title of such employee and (ii) the base salary payable to each such employee by the Seller on an annualized basis as of the date hereof.

          (b) Except as set forth in Part 2.15(b) of the Disclosure Schedule, to the Seller's Knowledge, no former employee of the Business has any claim to receipt of any benefits from the Seller on behalf of or with respect to assets included in the Acquired Assets.

          (c) Except as set forth in part 2.15(c) of the Disclosure Schedule, as of and prior to the Closing Date, each individual listed in Part 2.15(a) of the Disclosure Schedule was employed by the Seller on an at will basis and no such employee is entitled to severance pay following termination or resignation. The Seller has made available to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, materials relating to the treatment of confidential information by employees.

          (d) To the Seller's Knowledge, no obligations exist as to any current or former employee of the Business under the provisions of the WARN Act.

                                       9.

          (e) Except as otherwise provided in Part 2.15(e) of the Disclosure Schedule, to the Seller's Knowledge, no employee included in Part 2.15(a) of the Disclosure Schedule is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of their duties or responsibilities as an employee of Purchaser, or (B) the business of the Purchaser.

     2.16 Benefit Plans; ERISA.

          (a) No Employee Benefit Plan maintained by the Seller: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation;
(ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Seller as a single employer within the meaning of Section 414 of the Code.

          (b) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any individual employed by the Seller in connection with the Business and listed in
Part 1.5(d) of the Disclosure Schedule (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Employee Benefit Plan or with respect to any other matter relating to any Plan, or (ii) with respect to any proposal or intention on the part of the Seller to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

     2.17 Sale of Products; Performance of Services.

          (a) Except as set forth in Part 2.17(a) of the Disclosure Schedule, each product, system or program designed, developed, manufactured or assembled by the Seller to any Person in connection with assets included within the Acquired Assets:

               (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

               (ii) was free of any design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial deficiency or defect that would not adversely affect in any material respect such product, system or program (or the operation or performance thereof).

          (c) All services that have been performed by the Seller or the IP Seller in connection with assets included in the Acquired Assets were in all material respects performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                                      10.

          (d) Except as set forth in Part 2.17(c) of the Disclosure Schedule there are no claims against the Seller or the IP Seller under or based upon any warranty provided by or on behalf of the Seller or the IP Seller in connection with their conduct of the Business that individually assert a claim for payment exceeding $50,000, and to Seller's Knowledge, there is no reasonable basis for the assertion of any such claim.

     2.18 Insurance. Since February 3, 2001, the Seller has at all material times been fully insured (or self-insured) against any and all risks and liabilities with respect to the Business and the Acquired Assets. Part 2.18 of the Disclosure Schedule provides a description of any insurance claims pending with respect to the Business or the Acquired Assets.

     2.19 Related Party Transactions. Except as set forth in Part 2.19 of the Disclosure Schedule, no Related Party has any direct or indirect interest of any nature in the Acquired Assets.

     2.20 Proceedings; Orders. Except as set forth in Part 2.20 of the Disclosure Schedule, there is no pending Proceeding, and, to the Seller's Knowledge, no Person has threatened to commence any Proceeding: (i) that involves the Seller or the IP Seller or that otherwise relates to or might affect the Business or any of the Acquired Assets (whether or not the Seller or the IP Seller is named as a party thereto), except as would not have a Material Adverse Effect on the Seller or the IP Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. There is no Order to which the Business or any of the Acquired Assets is subject.

     2.21 Authority; Binding Nature of Agreements. The Seller and the IP Seller, collectively as the sole owners of the Acquired Assets being sold hereunder, have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under each of the Transactional Agreements to which they are or shall become a party. Each Transactional Agreement constitutes or will when executed and delivered constitute the legal, valid and binding obligation of the Seller and the IP Seller, enforceable against the Seller and the IP Seller in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

     2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Disclosure Schedule, neither the execution and delivery by the Seller or the IP Seller of any of the Transactional Agreements, nor the consummation or performance by the Seller of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller or the IP Seller, or any of the Acquired Assets is subject;

                                      11.

          (b) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization included in the Acquired Assets;

          (c) contravene, conflict with or result in a violation or Breach of, or result in a default under, any provision of any Acquired Contract;

          (d) give any Person the right to (i) declare a default or exercise any remedy under any Acquired Contract, (ii) accelerate the maturity or performance of any Acquired Contract, or (iii) cancel, terminate or modify any Acquired Contract; or

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

Except as set forth in Part 2.22 of the Disclosure Schedule, the Seller and the IP Seller shall not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.23 Brokers. Neither the Seller nor the IP Seller has agreed or become obligated to pay, nor has it taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.24 Investment Representations. The Seller understands that the shares of Purchaser common stock to be issued to the Seller on the Closing Date have not been registered under the Securities Act. The Seller also understands that the shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Seller's representations contained in this Agreement. The Seller hereby represents and warrants as follows:

          (a) The Seller Bears Economic Risk. The Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of its investment in the Purchaser and has the capacity to protect its own interests. The Seller must bear the economic risk of this investment indefinitely unless the shares are registered pursuant to the Securities Act or an exemption from registration is available. The Seller understands that the Purchaser has no present intention of registering the shares. The Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Seller to transfer all or any portion of the shares under the circumstances, in the amounts or at the times the Seller might propose.

          (b) Acquisition for Own Account. The Seller is acquiring the shares for the Seller's own account for investment only, and not with a view towards their distribution.

                                      12.

          (c) Accredited Investor. The Seller is an accredited investor within the meaning of Regulation D under the Securities Act.

          (d) Residence. The office or offices of the Seller in which its investment decision was made is located in the State of Massachusetts.

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser hereby represents and warrants, to and for the benefit of the Seller and the IP Seller, as follows:

     3.1 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     3.2 Authority; Binding Nature of Agreements. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under each of the Transactional Agreements to which it is a party, and the execution and delivery thereof by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser and its board of directors. Each Transactional Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

     3.3 Brokers. Other than fees payable to CIBC World Markets, Purchaser has not agreed or become obligated to pay, nor has it taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     3.4 Reports of Purchaser filed with SEC. Seller has been provided access to each of the Purchaser's (a) Registration Statement on Form S-1, as amended, effective October 16, 2000, (b) Final Prospectus, dated October 17, 2000, as filed pursuant to Rule 424(b) of the Securities Act used for offers and sales,
(c) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and
(d) all Current Reports on Form 8-K filed by the Purchaser to the date hereof (collectively, the "Purchaser SEC Documents"). As of the respective dates thereof, the Purchaser SEC Documents were prepared in all material respects in accordance with the Securities Act and the Exchange Act, as the case may be, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser has timely filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                                      13.

     3.5 Purchaser Common Stock. The shares of capital stock of the Purchaser that are to be issued to the Seller on the Closing Date will be (i) duly authorized and validly issued, (ii) fully paid and non-assessable, and (iii) subject to the accuracy and completeness of the representations and warranties of the Seller herein, the offer, sale and issuance of such shares constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933 and is in compliance with applicable state securities laws.

     3.6 Compliance. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not:

          (a) result in the breach of any of the terms or conditions of, or constitute a default under or violate, as the case may be, the certificate of incorporation or by-laws of the Purchaser, or any material agreement, lease, mortgage, note, bond, indenture or license to which Purchaser is bound, or by which any of its properties or assets may be affected; or

          (b) to the Purchaser's Knowledge, violate any rule, regulation, writ, injunction, order or decree of any court, administrative agency or Governmental Body.

     3.7 Litigation. There are no actions, suits, proceedings or investigations pending, or to the Purchaser's Knowledge, threatened, that question the validity of this Agreement or any of the other Transactional Agreements or the consummation of the transactions contemplated thereby.

     3.8 Approvals, Etc. All consents, approvals, authorizations and orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been obtained or will be obtained prior to the Closing Date (subject to any necessary filings required by applicable securities laws that may properly be obtained following the Closing
Date).

4.   INDEMNIFICATION, ETC.

     4.1  Survival of Representations and Covenants.

          (a) The representations, warranties, covenants and obligations of the Seller and the IP Seller and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any Knowledge of, the Purchaser or any of its Representatives.

          (b) The representations and warranties of the parties set forth in this Agreement (other than those set forth in Section 2.4, which shall remain in full force and effect and shall survive for an unlimited period of time, and those set forth in Section 2.14, which shall remain in full force and effect and shall survive until the expiration of all applicable statutes of limitation) shall expire twelve (12) months from the Closing Date; provided, however, that if a notice relating to the Breach of any representation or warranty of a party set forth in any of said Sections is given to such party on or prior to the date that is twelve (12) months from the Closing Date, then, notwithstanding anything to the contrary contained in this Section 4.1(b), such

                                      14.

representation or warranty to which such Breach was alleged in such notice shall not so expire, but rather shall remain in full force and effect until such time as each claim that is based upon such Breach or alleged Breach of such representation or warranty set forth in such notice has been fully and finally resolved, either by means of a written settlement agreement executed by the Seller and the Purchaser or the IP Seller and the Purchaser, as applicable, or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller or the IP Seller, as applicable, in this Agreement.

          (d) The covenants contained in Article 5 of this Agreement shall survive the Closing and expire as set forth therein.

     4.2  Indemnification by the Seller.

          (a) Subject to Section 4.2(b), each of the Seller and the IP Seller shall severally hold harmless, indemnify, and shall compensate and reimburse the Purchaser for, any Damages that are suffered or incurred by the Purchaser or to which the Purchaser may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from, are proximately caused by, or are connected with:

               (i) any Breach of any of the representations or warranties made by the Seller or the IP Seller in any of the Transactional Agreements;

               (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule;

               (iii) any Breach of any covenant or obligation of the Seller or the IP Seller contained in any of the Transactional Agreements;

               (iv) any Liability of the Seller or the IP Seller or of any Related Party existing on or arising prior to the Closing Date under any of the Acquired Contracts;

               (v) any Liability of the Seller relating to, arising out of, or in connection with any Employee Benefit Plan of the Seller (except as otherwise specifically provided in the other Transactional Agreements); or

               (vi) any Liability under the WARN Act, including, without limitation, all losses, penalties, back pay relating to any failure to give adequate notice of a mass layoff or plant closing under the WARN Act (as defined therein), if the employment loss (as defined in the WARN Act) contributing to such mass layoff or plant closing (i) occurs immediately prior to, or on or after the Closing Date and (ii) consists of employment loss for individuals not listed in Part 1.5(d) of the Disclosure Schedule and not employed by Purchaser on and after the Closing Date;

                                      15.

               (vii) the Purchaser's conduct of a defense against third-party claims pursuant to a Proceeding directly relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)" "(v)" or "(vi)" above, and any successful Proceeding commenced by the Purchaser for the purpose of enforcing any of its rights under this Section 4.

          (b) Subject to Section 4.2(c), the Seller and the IP Seller shall not be required to make any indemnification payment pursuant to Sections 4.2(a)(i) or (ii) until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by the Purchaser, or to which the Purchaser has or have otherwise become subject, exceeds $150,000 in the aggregate (the "Deductible Amount"). At such time as the total amount of such Damages exceeds the Deductible Amount, the Purchaser shall be entitled to be indemnified against and compensated and reimbursed for all Damages in excess of the Deductible Amount (and excluding such Deductible Amount); provided, however, that the Seller and the IP Seller shall not be required to indemnify the Purchaser with respect to any such Damages if the Seller has already paid an amount to the Purchaser equal to or exceeding $3,000,000 pursuant to this Section 4.2.

          (c) The limitations on the Seller's and the IP Seller's indemnification obligations that are set forth in Section 4.2(b) shall not apply to any Breach of the representations and warranties contained in Sections 2.4 and 2.14.

          (d) Notwithstanding anything set forth in this Agreement to the contrary, the Purchaser shall not make any claim against the Seller or the IP Seller, as applicable, for any Damages with respect to any Breach by the Seller or the IP Seller, as applicable, of the terms set forth in this Agreement, if and to the extent the Purchaser had actual knowledge of such Breach at or prior to the Closing Date and nonetheless consummated the transactions contemplated hereunder.

     4.3  Indemnification by the Purchaser.

          (a) Subject to Section 4.3(b), the Purchaser shall hold harmless and indemnify the Seller and the IP Seller from and against, and shall compensate and reimburse the Seller and the IP Seller for, any Damages that are suffered or incurred by the Seller or the IP Seller or to which the Seller or the IP Seller may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise out of, are proximately caused by, or are connected with:

               (i) any Breach of any representation or warranty made by the Purchaser in this Agreement;

               (ii) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser under this Agreement, including but not limited to, the discharge of the Assumed Liabilities;

                                      16.

               (iii) the manufacture, sale, shipment or other distribution of the products of the Business by the Purchaser after the Closing Date;

               (iv) the ownership, operations or control of the Business by the Purchaser after the Closing Date; or

               (v) the Seller's conduct of a defense against third-party claims pursuant to a Proceeding directly relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)" or "(iv)" above, and any successful Proceeding commenced by the Seller or the IP Seller for the purpose of enforcing any of its rights under this Section 4.

          (b) The Purchaser shall not be required to make any indemnification payment pursuant to Section 4.3(a)(i) for any Breach of any of its representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by the Seller and the IP Seller, collectively, or to which the Seller and the IP Seller has otherwise become subject, collectively exceeds the Deductible Amount. At such time as the total amount of such Damages in excess of the Deductible Amount (and excluding such Deductible Amount), the Seller or the IP Seller, as applicable, shall be entitled to be indemnified against and compensated and reimbursed for Damages, excluding the Deductible Amount; provided, however, that the Purchaser shall not be required to indemnify the Seller or the IP Seller with respect to any such Damages if the Purchaser has already paid an amount to the Seller and the IP Seller, collectively, equal to or exceeding $3,000,000 pursuant to this Section 4.3.

          (c) Notwithstanding anything set forth in this Agreement to the contrary, neither the Seller nor the IP Seller shall make any claim against the Purchaser for any Damages with respect to any Breach by the Purchaser of the terms set forth in this Agreement, if and to the extent the Seller, or the IP Seller, as applicable, had actual knowledge of such Breach at or prior to the Closing Date and nonetheless consummated the transactions contemplated hereunder.

     4.4  Exclusivity of Indemnification Remedies. Except as set forth in
Section 6.9 hereof, the indemnification remedies and other remedies provided in this Section 4 shall be exclusive.

     4.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser or the Seller or IP Seller, as the case may be, or against any other Person) with respect to which the Seller or IP Seller or the Purchaser may become obligated to indemnify, hold harmless, compensate or reimburse any Person pursuant to this Section 4, then the following shall apply:

          (a) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser, or the Seller or the IP Seller) shall be borne and paid exclusively by the other party hereto;

                                      17.

          (b) each party shall make available to the other any documents and materials in the possession or control of such party that may be necessary to the defense of such claim or Proceeding;

          (c) each of the Purchaser, and the Seller and the IP Seller, shall keep the other party informed of all material developments and events relating to such claim or Proceeding; and

          (d) each of the Purchaser, and the Seller and the IP Seller, shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the other party hereto; provided, however, that the other party may not unreasonably withhold such consent.

5.   Certain Covenants of the Seller, the IP Seller and the Purchaser.

     5.1 Further Actions. From and after the Closing Date, each of the Seller and the IP Seller shall cooperate with the Purchaser and the Purchaser's affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of the Acquired Assets, which shall include, without limitation, each of the following actions which the Seller and the IP Seller shall undertake at the expense solely thereof:

          (a) following the Closing Date, each of the Seller and the IP Seller shall execute and deliver to the Purchaser such additional bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, transfer and deliver to the Purchaser good and valid title to all of the Acquired Assets, including the Intellectual Property Assets, free of any Encumbrances, or otherwise give effect to the intent of the Transactions contemplated in this Agreement;

          (b) from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables intended to be included in, the Acquired Assets;

(c) each of the Seller and the IP Seller agree to cooperate in good faith with the Purchaser, and to provide such information as may reasonably be requested by the Purchaser, to enable the Purchaser to evaluate and resolve any warranty claims arising out of actions taken or products shipped by the Seller prior to the Closing Date.

5.2      Restriction on Competition.

          (a) The Seller agrees that, until the third anniversary of the date of this Agreement, (the "Noncompetition Period") the Seller shall not: engage directly or indirectly in Competition in any Restricted Territory, or directly or indirectly become an affiliate, partner, agent, representative, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect majority ownership interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory.

                                      18.

          (b) The Seller agrees that, during the Noncompetition Period, the Seller shall not and shall not permit any of its affiliates to (1) solicit for hire any employee of the Purchaser (other than general solicitations through the media), or (2) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Seller's own behalf or on behalf of any other Person) any employee of the Purchaser to leave his or her employment with Purchaser or any affiliate of Purchaser.

          (c) As used in this Section 5.2, a Person shall be deemed to be engaged in "Competition" if such Person is engaged directly or indirectly in the design, manufacture, distribution, sale, supply or resale of yttrium iron garnet ("YIG") oscillators and stand-alone YIG-based synthesizers within the field of commercial telecommunications; and "Restricted Territory" means worldwide, and includes the United States of America and each State, territory or possession of the United States of America, Canada, Japan, Mexico, United Kingdom, Continental Europe (including both Western Europe and Eastern Europe), Australia, New Zealand, Taiwan, South Korea, Southeast Asia, China, Africa, South America and each of the countries making up the former Soviet Union.

     In the event that any court of competent jurisdiction shall hold any provision set forth in this Section 5.2 to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 5.2.

     5.3 Publicity. Except as required by law neither the Seller nor the Purchaser, without the prior written consent of the other (which will not be unreasonably withheld), will make any press release or any similar public announcement concerning the transactions contemplated hereby. Except as required by law or occurring after the Closing, no written or oral announcement or private disclosure with respect to the transactions contemplated hereby will be made to any person unrelated to the Seller or the Purchaser unless jointly approved by the Seller and the Purchaser (which approval will not be unreasonably withheld). If disclosure is required by law, the disclosing party shall consult in advance with the other party and attempt in good faith to reflect such other party's concerns in the required disclosure.

6.   Miscellaneous Provisions.

     6.1 Governing Law; Venue; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles. Any disputes under this Agreement or the other Transaction Agreements shall be brought exclusively in the courts of the United States, and, specifically such federal and state courts located in the States of California and Florida, and Purchaser and each of

                                      19.

the Seller and the IP Seller consent to and hereby submit to the personal jurisdiction and venue of these courts.

     6.2 Entire Agreement. This Agreement (including agreements incorporated herein) and the Disclosure Schedule and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

     6.3 Expenses. Except as set forth in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses and each party shall be solely liable for its own costs and expenses incurred in connection with this Agreement and the Transactions.

     6.4 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     6.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                           if to the Seller or IP Seller:

                           Tyco Electronics Corporation
                           2900 Filling Mill Road
                           Harrisburg, PA 17105
                           Attention:  President
                           Telecopy No.: (717) 985-2909

                           with a copy to:

                           Tyco International (U.S.) Inc.
                           One Tyco Park
                           Exeter, NH 03833
                           Attention:  General Counsel
                           Telecopy No.: (603) 778-7700

                                      20.

                           if to the Purchaser:

                           Endwave Corporation
                           321 Soquel Way
                           Sunnyvale, California 94085
                           Attention: Edward A. Keible

                           with a copy to:

                           Cooley Godward LLP
                           One Maritime Plaza
                           20/th/ Floor
                           San Francisco, California 94111
                           Attention: Jodie M. Bourdet, Esq.
                           Telecopy No.: (415) 951-3699

     6.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.8  Successors and Assigns; Parties In Interest.

          (a) This Agreement shall be binding upon: the Seller and the IP Seller and each of their respective successors in interest and assigns (if any) and the Purchaser and its successors in interest and assigns (if any). This Agreement shall inure to the benefit of: the Seller, the IP Seller, and the Purchaser; and the respective assigns and successors in interest (if any) of each of the Seller, the IP Seller, and the Purchaser.

          (b) The Purchaser may freely assign in whole or in part any or all of its rights and obligations under this Agreement (including its indemnification rights under Section 4) (a) pursuant to any merger, consolidation, business combination, or other corporate reorganization or business transaction in which the Purchaser may participate, or (b) to any affiliated Entity, without obtaining the consent or approval of any other Person. Subject to the foregoing, the Purchaser shall not delegate any of its obligations hereunder to any third party without the written consent of the Seller, which consent shall not be unreasonably withheld. The Seller and the IP Seller shall not be permitted to assign any of their respective rights or delegate any of their respective obligations under this Agreement without the Purchaser's prior written consent.

          (c) Except for the provisions of Section 4, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and, as to the Purchaser, its respective successors and assigns (if any) and, as to

                                      21.

the Seller and the IP Seller, its successors in interest and assigns (if any). Without limiting the generality of the foregoing, no creditor of the Seller or the IP Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

     6.9 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto for Breaches of covenants and obligations to be performed by the other parties hereto on and after the Closing Date as set forth in Article 5 hereof, shall be cumulative (and not alternative). The Seller and the IP Seller each agree that: (a) in the event of any such Breach or threatened Breach by the Seller or the IP Seller, as applicable, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such Breach or threatened Breach; and (b) the Purchaser shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding. The Purchaser agrees that: (a) in the event of any such Breach or threatened Breach by the Purchaser, the Seller and the IP Seller shall be entitled (in addition to any other remedy that may be available to them) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such Breach or threatened Breach; and (b) the Seller and the IP Seller shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

     6.10 Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Purchaser, the Seller and the IP Seller.

     6.12 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is

                                      22.

determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.13 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     6.14 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     6.15 No Third Party Rights. Except as otherwise set forth in Section 6.8 hereof, this Agreement is not intended and shall not be construed to create any rights in any parties other than Seller, the IP Seller, and Purchaser and no person shall have any rights as a third party beneficiary hereunder.

     6.16 Waiver of Jury Trial. EACH OF THE SELLER, THE IP SELLER AND THE PURCHASER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                                      23.

         The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first set forth above.

                              M/A-Com Tech, Inc.,
                              a Nevada corporation

                              By: /s/ Scott Stevenson
                                  --------------------------------------------

                              Title: V.P.
                                     -----------------------------------------


                              Tyco Electronics Logistics AG,
                              a company organized under the laws of Switzerland


                              By: /s/ U. Baur
                                  --------------------------------------------

                              Title: Vice President Global Automotive
                                     -----------------------------------------


                              Endwave Corporation,
                              a Delaware corporation

                              By: /s/ Edward A. Keible, Jr.
                                  --------------------------------------------

                              Title: President and C.E.O.
                                     -----------------------------------------

                  SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                   Exhibit A

                              CERTAIN DEFINITIONS

         For purposes of this Agreement (including this Exhibit A):

         Agreement. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule).

         Acquired Assets. "Acquired Assets" shall mean those assets listed on
Schedule I hereto.

         Average Share Price. "Average Share Price" shall mean the average (rounded to the nearest 1/10,000) of the Daily Per Share Prices for the ten consecutive trading days ending on the last trading day immediately preceding the Closing Date.

         Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, permit, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, assignment, certificate, purchase order, open bid, outstanding offer, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         Daily Per Share Price. "Daily Per Share Price" for any trading day means the volume-weighted average (rounded to the nearest 1/10,000) of the per share selling price of the Purchaser's common stock on the Nasdaq National Market for that day, as reported by Bloomberg Financial Markets (or is such service is unavailable, a service providing similar information selected by the Seller and the Purchaser).

         Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of this Agreement) delivered to the Purchaser by the Seller and the IP Seller, a copy of which is attached to this Agreement and incorporated in this Agreement by reference.

                                     A-1.

         Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA, and also include all other deferred compensation, bonus or other incentive compensation, stock purchase, severance pay, salary continuation for disability or other leave of absence, supplemental unemployment benefits, layoff or reduction in force, retention, change in control or educational assistance plans, arrangements or policies including, but not limited to, any individual benefit arrangement, policy or practice.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, sole proprietorship, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         Governmental Body. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         Intellectual Property Assets. "Intellectual Property Assets" shall mean all patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, licenses, information and other proprietary rights and processes and intellectual property used in the

                                     A-2.

Business (except to the extent such rights are provided to the Purchaser under the other Transactional Agreements), including without limitation the following:

          (a) Any and all common-law copyright rights and like protections in each work of authorship and derivative work thereof domestic or foreign, whether published or unpublished, statutory or common law;

          (b)  Any and all trade secrets;

          (c) Any and all design rights which may be available to Purchaser in connection with the Acquired Assets;

          (d) Any and all know-how attributable to the Acquired Assets, including manufacturing know-how, materials and processes know-how, design know-how (including design databases and circuit files), technical information and data, operating and business procedures, work instructions and similar information;

          (e) All patents, patent applications and like protections both domestic and foreign, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same;

          (f) Any trademark and servicemark rights, whether registered or not, and whether state, common law, federal or foreign, applications to register and registrations of the same and like protections, and the entire goodwill possessed by IP Seller relating to the Intellectual Property Assets as connected with and symbolized by such trademarks;

          (g) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (h) All licenses or other rights, to the extent a security interest may be granted therein, to use any of the items listed above, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (i) All amendments, renewals and extensions of any Intellectual Property Asset; and

          (j) All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     Knowledge. For purposes of this Agreement, an individual shall be deemed to have "Knowledge" of a particular fact, matter or circumstance if such individual has or had actual knowledge of such fact, matter or circumstance; provided that such person has or had no actual knowledge of any other fact, matter or circumstance that is a reasonable basis for believing the statement qualified as to such person's "knowledge" is untrue in any material respect. The Seller

                                     A-3.

or the IP Seller, as applicable, shall be deemed to have "knowledge" of a particular fact, matter or circumstance if any of James Bowen or Robert Lally, as to the Seller; or Driscoll Nina, as to the IP Seller, has knowledge (as defined above) of such fact, matter or circumstance. The Seller shall be deemed to have knowledge of a fact, matter or circumstance if the IP Seller may be deemed to have "knowledge" of such fact, matter or circumstance as defined herein. The Purchaser shall be deemed to have "knowledge" of a particular fact, matter or circumstance if any of its executive officers has knowledge (as defined above) of such fact, matter or circumstance.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Liability. "Liability" shall mean any debt, obligation or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable; and shall include without limitation any Liability with respect to compliance with laws regulating environmental matters and disposal of hazardous substances.

         Material Adverse Effect. "Material Adverse Effect" shall mean, with respect to the Seller or the IP Seller, any change, effect or circumstance that, individually or when taken together with all other changes, effects or circumstance that have occurred prior to the date of determination of the occurrence of the material adverse effect, is or is reasonably likely to (a) adversely affect the enforceability of any of the Transactional Agreements by the Purchaser, or (b) adversely affect the properties, condition (financial or otherwise), results of operations, earnings or prospects or rights of the Business or the Acquired Assets, as applicable, or (c) impair the Seller's ability to fulfill its obligations under the terms of any of the Transactional Agreements or (d) adversely affect the aggregate rights and remedies of the Purchaser under any of the Transactional Agreements; and with respect to Purchaser, shall mean any change, effect or circumstance that, individually or when taken together with all other changes, effects or circumstance that have occurred prior to the date of determination of the occurrence of the material adverse effect, is or is reasonably likely to (a) adversely affect the enforceability of any of the Transactional Agreements by the Seller or the IP Seller or (b) impairs the Purchaser's ability to fulfill its obligations under the terms of any of the Transactional Agreements or (c) adversely affect the aggregate rights and remedies of the Seller or the IP Seller under any of the Transactional Agreements. For the purposes of this Agreement, materiality shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

                                     A-4.

         Order. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         Ordinary Course of Business. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

          (a) such action is recurring in nature, is consistent with the past practices of the Seller (to the extent there may be an established past practice) and is taken in the ordinary course of the normal operations of the Business;

          (b) such action is taken in accordance with sound and prudent business practices; and

          (c) such action is not required to be authorized by the stockholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature; and

          (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal operations of comparable Entities.

         Person. "Person" shall mean any individual, Entity or Governmental
Body.

         Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         Related Party. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) any Entity (other than the Seller) in which any one of the individuals referred to in clause "(a)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed,

                                     A-5.

assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Transactional Agreements. "Transactional Agreements" shall mean: (a) this Agreement; (b) the Bill of Sale and Assignment and Assumption Agreement referred to in Section 1.4(c); (c) the offer letters for employment referred to in Section 1.4(d); (d) the Integration Technologies License Agreement referred to in Section 1.4(e); (e) the YIG Technology License Agreement referred to in
Section 1.4(f); (f) the Manufacturing Services and Product Supply Agreement referred to in Section 1.4(g); (g) the Registration Rights Agreement referred to in Section 1.4(h) and (h) any ancillary agreements executed on or after the Closing Date referred to in Sections 1.4(k) and 5.1(a).

         Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Acquired Assets in accordance with this Agreement; (ii) the performance by the Seller and the Purchaser of their respective obligations under the Transactional Agreements; and (iii) the exercise by the Seller and the Purchaser of their respective rights under the Transactional Agreements.

         WARN Act. "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. (1988), as amended.

                                     A-6.

                                   Exhibit B

         Form of Bill of Sale and Assignment and Assumption Agreement



         This Bill of Sale and Assignment and Assumption Agreement (the "Agreement") is entered into as of April 24, 2001, by and among M/A-Com Tech, Inc., a Nevada corporation (the "Seller" and an "Assignor"), Tyco Electronics Logistics AG, a company organized under the laws of Switzerland (the "IP Seller" and an "Assignor"), and Endwave Corporation, a Delaware corporation (the "Purchaser" and the "Assignee"). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below).

                                   RECITALS

         Whereas, the Seller owns all of the assets (other than the Intellectual Property Assets owned by the IP Seller) used exclusively in its broadband wireless access business (excluding the outdoor unit component of such business as the same relates to products sold to Ensemble Communications Inc., the "Business") and the IP Seller owns all of the Intellectual Property Assets used exclusively in the Business;

         Whereas, immediately prior to the execution of this Agreement, the Seller and the IP Seller have entered into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") by and among the Seller, the IP Seller and the Purchaser for the sale of the Acquired Assets to the Purchaser; and

         Whereas, in accordance with the terms of the Purchase Agreement, the Seller, the IP Seller and the Purchaser are entering into this Agreement in order to (A) accomplish the delivery, transfer, conveyance and assignment by the Seller to the Purchaser of all of the Seller's right, title and interest in and to the Acquired Assets, including the Acquired Contracts, but excluding the Intellectual Property Assets and (B) the delivery, transfer, conveyance and assignment by the IP Seller to the Purchaser of all of the IP Seller's right, title and interest in and to the Intellectual Property Assets, and the Purchaser wishes to accept such deliveries, transfers, conveyances and assignments, on the terms and subject to the conditions set forth in the Purchase Agreement;

                                   AGREEMENT

         Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   Bill of Sale.

         (a) The Seller hereby sells, transfers, conveys and assigns to the Purchaser all right, title and interest of the Seller in and to the Acquired Assets (excluding the Intellectual Property Assets), free and clear of any and all Encumbrances. Such sale and delivery of the Acquired Assets (excluding the Intellectual Property Assets) shall be in accordance with, and is subject to,

                                      1.

all of the representations, warranties and covenants as set forth in the Purchase Agreement. The Seller shall, at the Purchaser's request, execute and deliver such further instruments of sale, assignment and transfer and take such further actions as the Purchaser may reasonably request in order to vest good and marketable title in and to the Acquired Assets (excluding the Intellectual Property Assets) in the Purchaser, put the Purchaser in possession of all of the Acquired Assets (excluding the Intellectual Property Assets) and assure to the Purchaser all rights therein and all benefits thereof.

     (b) The IP Seller hereby sells, transfers, conveys and assigns to the Purchaser all right, title and interest of the IP Seller in and to the Intellectual Property Assets, free and clear of any and all Encumbrances. Such sale and delivery of the Intellectual Property Assets shall be in accordance with, and is subject to, all of the representations, warranties and covenants as set forth in the Purchase Agreement. The IP Seller shall, at the Purchaser's request, execute and deliver such further instruments of sale, assignment and transfer and take such further actions as the Purchaser may reasonably request in order to vest good and marketable title in and to the Intellectual Property Assets in the Purchaser, put the Purchaser in possession of all of the Intellectual Property Assets and assure to the Purchaser all rights therein and all benefits thereof.

     2.   Assignment and Assumption of Acquired Contracts.

     (a) The Seller hereby grants, conveys, transfers and assigns to the Purchaser and each of the Purchaser's successors and assigns forever, all of the Seller's right, title and interest in and to the Acquired Contracts, and the Purchaser hereby accepts such transfer, assignment and conveyance, subject to the terms and conditions for such assignment and assumption set forth in the Purchase Agreement and Section 3 of this Agreement.

     (b) The Purchaser hereby assumes, subject to the terms and conditions of the Purchase Agreement, the following obligations of the Seller as of the Closing Date: all liabilities and obligations pertaining to sales orders, unfilled purchase orders, equipment leases, accounts payable and the Acquired Contracts, each to the extent set forth in the Disclosure Schedule to the Purchase Agreement, and all liabilities and obligations arising out of or resulting from the conduct of the Business subsequent to the Closing Date. Provided, however, that such obligations shall be assumed by the Purchaser only to the extent such obligations (A) do not arise from or relate to any Breach by the Seller of any provision of such Acquired Contract, (B) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of such Acquired Contract, and (C) are ascertainable (in nature and amount) solely by reference to the express terms of such Acquired Contract.

     3. Further Assurances. Each of the Seller and the IP Seller hereby agree to take any and all further action, including, without limitation, the execution, acknowledgement and delivery of any and all further deeds, assignments, conveyances, other assurances, documents and other instruments of transfer and take such other actions consistent with the foregoing that Purchaser may reasonably request in order to effect the intent and purposes of this Agreement and the transactions contemplated hereby.

     4.   Successors and Assigns.

     (a) This Agreement shall be binding upon: the Seller and the IP Seller and each of their respective successors in interest and assigns (if any) and the Purchaser and its successors in interest and assigns (if any). This Agreement shall inure to the benefit of: the Seller and the IP Seller; the Purchaser; and the respective assigns and successors in interest (if any) of each of the Seller, the IP Seller, and the Purchaser.

     (b) The Purchaser may freely assign in whole or in part any or all of its rights under this Agreement (a) pursuant to any merger, consolidation, business combination, or other corporate reorganization or business transaction in which the Purchaser may participate, or (b) to any affiliated Entity, without obtaining the consent or approval of any other Person. Neither the Seller nor the IP Seller shall be permitted to assign any of their respective rights or delegate any of their respective obligations under this Agreement without the Purchaser's prior written consent (which consent shall not be unreasonably withheld).

     5.   Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under the Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6. Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Purchaser, the Seller and the IP Seller.

     7.   Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     8.   Governing Law; Miscellaneous.

     (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to conflict of law principles).

     (b) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               In Witness Whereof, the parties hereto have executed this Bill of Sale and Assignment and Assumption Agreement as of the date first written above.

                              Seller:

                              M/A Com Tech, Inc.,
                              a Nevada corporation

                              By:______________________________________

                              Title:___________________________________



                              IP Seller:

                              Tyco Electronics Logistics AG,
                              a company organized under the laws of Switzerland



                              By:______________________________________

                              Title:___________________________________



                              Purchaser:

                              Endwave Corporation,
                              a Delaware corporation


                              By:______________________________________

                              Title:___________________________________



                               SIGNATURE PAGE TO
             BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   Exhibit C


                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made and entered into as of April 24, 2001, by and between Endwave Corporation, a Delaware corporation (the "Company") and M/A-Com Tech, Inc., a Nevada corporation (the "Seller").

                                   Recitals

         A. The Company and the Seller have entered into that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Seller will sell to the Company certain assets used exclusively in the Seller's broadband wireless access business, and Tyco Electronics Logistics AG (the "IP Seller") will sell to the company certain intellectual property assets related thereto (the "Acquired Assets"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

         B. In consideration for the sale of the Acquired Assets to the Company by the Seller, the Company has agreed to provide the Seller with certain registration rights as to the shares of the Company's common stock acquired by the Seller pursuant to the Purchase Agreement as more fully described herein.

                                   Agreement

         The parties, intending to be legally bound, agree as follows:

SECTION 1.   Registration

         1.1 Registrable Shares. As used in this Agreement, "Registrable Shares" means the shares of the Company's Common Stock issued to the Seller pursuant to the Purchase Agreement and any shares of the Company's Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization taking place after the Effective Date (as defined in the Purchase Agreement); provided, however, that Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares on Form S-3 shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registrable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) such Registrable Shares may be transferred without restriction pursuant to paragraph (k) of Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144"). In the event the Seller should wish to sell shares pursuant to Rule 144 (other than pursuant to paragraph (k) thereof), the Seller shall provide any representation letters relating to such sale in usual and customary form as may be reasonably requested by the Company's counsel in order for the Company's counsel to render an opinion relating to such sale, as the case may be.

         1.2 Registration.

                                      1.

            (a) On October 17, 2001, barring any events or circumstances beyond the reasonable control of the Company, and in no event later than November 17, 2001, the Company shall have previously prepared and shall file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Registrable Shares. The Company shall provide the Seller with a reasonable opportunity to review and approve the Registration Statement prior to filing. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after filing. The date the Registration Statement shall be declared effective by the SEC is referred to herein as the Effective Date.

            (b) The Seller shall furnish such information as the Company may reasonably request in connection with the preparation of the Registration Statement. Upon the effectiveness of the Registration Statement with the SEC, pursuant to the terms of this Agreement, the Registrable Shares may be sold in accordance with the Registration Statement under the 1933 Act. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) eighteen months after the Effective Date, plus the amount of time, if any, that the Registration Statement may be suspended pursuant to Section 4.

SECTION 2.  The Company's Obligations

     In connection with the Registration Statement referred to in Section 1.2, the Company shall:

     2.1 Registration Statement. Prepare and file with the SEC the Registration Statement with respect to the Registrable Shares and thereafter use commercially reasonable efforts to cause the Registration Statement to become and remain effective for the period set forth in Section 1.2.

     2.2 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of the Company's Common Stock covered by the Registration Statement.

     2.3 Copies of Offering Documents. Furnish to the Seller such number of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Seller may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares.

     2.4 Misleading Prospectus. Promptly notify the Seller, at any time when a prospectus covered by the Registration Statement is required to be delivered under the 1933 Act, upon the Company's becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact

                                      2.

required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter use reasonable efforts to prepare and file with the SEC and furnish to the Seller such number of copies as the Seller may reasonably request of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

     2.5 Blue Sky Filings. Use its reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Seller, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     2.6 Listing of Shares with Nasdaq. Register and qualify the securities covered by the Registration Statement for inclusion for quotation on the Nasdaq National Market.

     2.7 Transfer Agent. Arrange for the Company's transfer agent and registrar to act as transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and provide a CUSIP number for all such Registrable Securities.

SECTION 3.  The Seller's Obligations

     In connection with the registration statement referred to in Section 1.2, the Seller shall:

     3.1 Other Documents and Information. Complete, execute, acknowledge and/or deliver such questionnaires, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by and customarily provided to the Company or any underwriter(s) and are otherwise necessary in connection with the registration and offering. The Seller shall promptly provide to the Company such information concerning the Seller and its' ownership of the Company's securities, the intended method of distribution and such other information as may be required by applicable law, rule or regulation or as may be reasonably requested by the Company.

     3.2 Cessation of Offering. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such shares until the Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by the Company, deliver to the Company all copies of the prospectus covering such Registrable Shares in the Seller's possession at the time of receipt of such notice.

     3.3 No Preliminary Prospectus. The Seller shall not and shall not permit any person or entity acting on Seller's behalf (other than an underwriter selected by the Company or approved by the Company) to offer any Registrable Shares by means of any preliminary prospectus.

                                      3.

SECTION 4.  Limitations

     4.1 Other Transactions. The Company shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Seller's rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto or (ii) be seriously detrimental to the Company and its stockholders, in which event (under clause (i) or (ii) above) the Company may defer filing of a registration statement (or suspend the Seller's rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than 60 days; provided, however, that the Company shall not utilize the right described in this Section 4.1 more than twice in any 12-month period.

SECTION 5.  Expenses and Indemnification

     5.1 Certain Fees and Commissions. The Company shall pay its own legal and accounting fees and all printing fees in connection with the Registration Statement; and the reasonable fees and expenses of outside counsel to the Seller in connection with the Registration Statement. The Seller shall be responsible for payment of any and all underwriting discounts and commissions of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares, as the case may be.

     5.2 Other Expenses. The Company shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

     5.3 Indemnification. To the extent Registrable Shares are included in a registration statement under Section 1:

            (a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Seller and its affiliates, successors and assigns, any underwriter (as defined in the 1933 Act) for the Seller, and each person, if any, who controls the Seller or such underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (to the extent not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and the Company will reimburse the Seller and its affiliates, successors and assigns, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) for the Seller shall not apply (i) to any such loss, claim, damage, liability, or

                                      4.

action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished for use in connection with such registration by the Seller or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person because of the failure of the Seller to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Seller, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Seller.

            (b) Indemnification by the Seller. To the extent permitted by law, the Seller will indemnify and hold harmless the Company, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933
Act) with respect to the Registrable Shares, and each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by the Seller for use in such registration by the Seller, or (ii) the failure of the Seller at or prior to the written confirmation of the sale of Registrable Shares to send or arrange delivery of a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). The Seller will reimburse the Company and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Seller.

     5.4 Indemnification Procedures. Promptly after receipt by a person who may be entitled to indemnification under Section 5 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under Section 5, such indemnified party will, if a claim in respect thereof is to

                                      5.

be made against any person who must provide indemnification under Section 5 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

SECTION 6.  Other Provisions

     6.1 Governing Law; Venue; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles. Any disputes under this Agreement shall be brought exclusively in the courts of the United States, and, specifically such federal and state courts located in the States of California and Florida, and the Company and the Seller consent to and hereby submit to the personal jurisdiction and venue of these courts.

     6.2 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     6.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered (by hand) or
(b) the first business day after sent by registered mail, by courier or express delivery service or by facsimile, in any case to the address or facsimile telephone number set forth in Section 6.5 of the Purchase Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto.

                                      6.

     6.4 Headings.The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.6 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. The Seller may not assign the Seller's rights under this Agreement without the express prior written consent of the Company; provided, however, that the Seller may freely assign its rights under this Agreement to an affiliate of the Seller. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Seller; the Company; and the respective successors and assigns, if any, of the foregoing.

     6.7    Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Company and the Seller.

     6.9 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.10 Parties in Interest. Except for the provisions of Section 5, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective affiliates, successors and assigns, if any, and other persons described herein.

                                      7.

     6.11 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     6.12   Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                          [Signature page to follow]

                                      8.

     This Registration Rights Agreement has been executed and delivered as of the date first stated above.

                                        Endwave Corporation,
                                        a Delaware corporation


                                        By:_____________________________________

                                        Title:__________________________________

                                        M/A-Com Tech, Inc.,
                                        a Nevada corporation


                                        By:_____________________________________

                                        Title:__________________________________



                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT